UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2009

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on July 22, 2009, Humana Military Healthcare Services, a wholly-owned subsidiary of Humana Inc. (“Humana”), filed a protest with the Government Accountability Office (the “GAO”) in connection with the award of the third generation TRICARE program contract for the South Region to another contractor. In its protest, Humana cited discrepancies between the award criteria and procedures prescribed in the request for proposals issued by the Department of Defense (the “DoD”) and those that appear to have been used by the DoD in making its contractor selection. On October 28, 2009, Humana learned that the GAO had upheld Humana Military Healthcare Services’ protest. The GAO’s decision was issued under a protective order, and neither the grounds for the decision nor the nature of the relief recommended by the GAO have yet been disclosed to Humana. Humana expects that the GAO will expeditiously prepare and release a public version of the decision containing that information. At this time, the Company is unable to determine whether the protest decision will have any effect upon the ultimate disposition of the contract award, and therefore whether or not the protest decision is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/S/ STEVEN E. MCCULLEY
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: October 29, 2009